                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported):              JANUARY 20, 1999




                            HORIZON GROUP PROPERTIES, INC.
                (Exact name of registrant as specified in its charter)



             MARYLAND                  0-24123                  38-3407933
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)



77 WEST WACKER DRIVE, SUITE 4200
CHICAGO, ILLINOIS                                                         60601
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code                (312) 917-1500



            (Former name or former address, if changed since last report)


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Item 5.   OTHER EVENTS.

     Horizon Group Properties, Inc. ("Horizon") announced that a purported class action lawsuit was filed on January 20, 1999 in the Circuit Court of Cook County, Illinois, against Horizon, Prime Capital Holdings, LLC ("Prime") and the directors of Horizon claiming, among other things, that Horizon's directors breached their fiduciary duties to Horizon's shareholders in connection with a proposed business combination between Horizon and Prime.
As previously announced, on January 7, 1999, Horizon received a proposal from Prime with respect to a proposed business combination pursuant to which Prime would contribute certain assets to Horizon in exchange for shares of Horizon common stock at a valuation of $7.00 per share. The Independent Directors of the Board of Directors have authorized a review of the proposed transaction as well as the selection and engagement of a financial advisor with respect to the transaction and to determine whether its terms are fair to Horizon's shareholders. The Independent Directors have engaged BT Alex.Brown, Incorporated, to assist them in reviewing Prime's proposal and in exploring other opportunities to enhance shareholder value. Horizon has not yet responded to Prime's proposal.

     The lawsuit requests that the transaction with Prime be enjoined, or, in the event that the transaction is consummated, that the transaction be rescinded and that damages be awarded to the purported class members.
Horizon believes that the lawsuit is without merit and intends to contest the lawsuit vigorously.

     The full text of the press release with respect to the lawsuit is attached hereto as Exhibit 99.5.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.


     Number    Description

     99.5 Press Release issued by the Company on January 27, 1999 regarding a purported class action lawsuit filed on January 20, 1999 in the Circuit Court of Cook County, Illinois against Horizon, Prime Capital Holdings, LLC, and the directors of Horizon.


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                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HORIZON GROUP PROPERTIES, INC.
                              (Registrant)

Date:   January 28, 1999
                              By:    /s/ Gary J. Skoien
                                     ----------------------
                              Name:  Gary J. Skoien
                              Title: President and Chief Executive Officer


                                          3

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                                    EXHIBIT INDEX


    Number     Description

     99.5 Press Release issued by the Company on January 27, 1999 regarding a purported class action lawsuit filed on January 20, 1999 in the Circuit Court of Cook County, Illinois against
               Horizon, Prime Capital Holdings, LLC, and the directors of
               Horizon.